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                                                                    EXHIBIT 10.2

AGREEMENT
---------

THIS AGREEMENT is made and entered into this _____ day of _________________, by and between GeoAlert, Inc. an Ohio liability company, with its principal place of business at 343 West Bagley Road - Suite 205, Berea, Ohio 44017 (hereinafter "service company") and EACH ENTITY LISTED IN AMMENDUM "A", (each hereinafter referred to as "customer").

In consideration of the mutual covenants below, and other good and valuable consideration, the parties agree as fallows:

SECTION 1
TERM

This agreement shall become effective on August 1, ___________ (the effective date), and continue thereafter unless terminated as provided herein.

The parties agree that either may terminate the agreement by providing to the other at least sixty (60) days written notice prior to any anniversary of the effective date.

     The parties agree that should customer terminate the agreement, it shall not be entitled to any peroration and/or reimbursement.

SECTION 2
COMPENSATION

     For the term of this agreement, the customer agrees to compensate Service Company as specified in Addendum "B", attached. Said compensation shall be paid on or before August 1, __________ or within ______ ( ) days from the date upon which this agreement was fully executed. Customer's outstanding unpaid balances shall be subject to a finance charge of 1-1/2% per month until paid in full (or such lower rate as may be the maximum permitted by law). Customer shall also pay Service Company's cost of collection (including reasonable attorney's fees) .

SECTION 3
RESPONSIBILITIES

Service Company
---------------

Service Company shall be responsible for providing the following:

1. An Alert Service System, as defined herein, on-line 24 hours a day and 365 days a year;
2. System identification, verification, instructions, mailings and media participation lists to all schools and non-profit organizations;
3. Services as specified in Addendum "C", attached, utilizing the aforementioned system;
4. No-Cost services to schools and non-profit organizations within contracted area;
5.  Delivery of the Alert Services text files to the customers system.

Customer
--------

Customer shall be responsible for providing the following:

1.  Designation of counties/ areas it chooses to serve;
2.  Determination of times and methods for presentation of alert services.
3.  A cut sheet logo for inclusion in Service Company mailings;
4. Any other items that appear on addenda that are specifically exclusive to the services contracted by customer;
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SECTION 4
WARRANTY AND WARRANTY LIMITATIONS

Service Company warrants that services provided hereunder will be performed in a workmanlike manner and will substantially conform to the agreed to specifications at the time of performance. Customer acknowledges that Service Company acts as a distributor of information obtained from third parties and as such does not warrant the contents of this information. Service Company makes no other warranty, express or implied, with respect to items or services. SERVICE COMPANY DISCLAMES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO (A) THE MERCHANTABILITY OF PRODUCTS, (B) THE FITNESS OF PRODUCTS FOR ANY PARTICULAR PERPOUS OR USE OF CUSTOMER, (C) WHETHER THE USE OF THE ITEMS OR SERVICES SHALL BE UNINTERUPTED OR ERROR FREE, (D) ARISING BY ANY COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE, (E) NONINFRINGEMENT OR (F) TITLE TO SOFTWARE.

SECTION 5
RESTRICTIONS

Customer shall not disclose, copy, reproduce or duplicate any "Confidential Information" or "Trade Secrets" for its use, or for the use of any other person or entity, during the term of this agreement or any time thereafter. All "Confidential Information" and "trade Secrets" shall remain the sole property of Service Company, For purposes of this agreement, "Confidential Information" shall be defined as any and all reports, information or data, whether oral, written, typed, printed, drawn, photographed or including but not limited to reports, information or data relating to Service Company's business, personnel, price lists, customers, operations, strategies; confidential information also includes any (1) Trade Secrets learned by customer directly from customers relationship with service company and (2) any information divulged to customer from Service Company and designed as confidential by Service Company. Also, for purposes of this agreement, "Trade Secrets" shall be defined as the whole or any portion or phrase of any mechanical information, design, device, idea, process, procedure, or formula divulged in its completed form to customer by Service Company; any computer software or programs developed by Service Company and consequently divulged to customer.

SECTION 6
LIMITATION OF LIABILITY AND CONSEQUENTIAL DAMAGES

IN NO EVENT SHALL SERVICE COMPANY'S LIABLITY ARISING IN CONNECTION WITH OR UNDER THIS AGREEMENT (WHETHER UNDER THE THEORIES OF BREACH OF CONTRACT, TORT, MISREPRESENTATION, FRAUD, WARRANTY, NEGLIGENCE, STRICT LIABLITY OR ANY OTHER THEORY OF LAW) EXCEED THE PURCHASE PRICE OF PRODUCTS FOR THE INDIVIDUAL CUSTOMER. CUSTOMER SHALL IN NO EVENT BE ENTITLED TO, AND SERVICE COMPANY SHALL NOT BE LIABLE FOR, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE, INCLUDING, BUT NOT LIMITED TO, TO LOSS OF PROFIT, PROMOTIONAL EXPENSES, OVERHEAD, INJURY TO REPUTATION AND/OR LOSS OF CUSTOMERS OR DATA.

SECTION 7
INTELLECTUAL PROPERTY

Service Company shall not have any liability or obligation in connection with any claims of infringement to any patent, trademark, copyright, trade secret or other proprietary right or information.

SECTION 8
MISCELLANEOUS

Any failure by any of the parties hereto to comply with any of the obligations, agreements or conditions set forth herein may be waived by the other party or parties, provided however, that any such waiver shall not be deemed a waiver of any other obligation, agreement or condition contained herein.
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This agreement sets forth the entire understanding and agreement between the parties with reference to the subject matter hereof and may not be altered, amended, modified or terminated verbally. This agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, writings and agreements between them.

All the terms, provisions and conditions of this agreement by or for the benefit of the parties shall be binding upon and inure to the benefit of the parties and their respective heirs, administrators, executors, successors and assigns.

This agreement shall be construed in accordance with the laws of the state of Ohio without giving effect to the principals of conflicts of laws.

In case any one or more provisions contained in this agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceable shall not affect any other provision hereof, and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

Words of any gender used in this agreement shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, and vise versa, unless the context requires otherwise.

The descriptive headings used herein are for convenience only and are not intended to necessarily refer to the matter in sections which precede or follow them, and have no affect whatsoever in determining the rights or obligations of the parties.

The agreement may be executed in counterparts which, when assembled, shall constitute one and the same agreement.

IN WITNESSES WHEREOF, the parties hereto, intending to be legally binding hereby, have caused this agreement to be duly executed by their respective officer or agent there unto as of this date first written above.

GeoAlert, Inc.
343 West Bagley Road, Suite 205
Berea, Ohio 44017.                       _________________________________

By:________________________________      _________________________________

Its: ______________________________      Its:  ___________________________

Date: _____________________________      Date: ___________________________
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                                  Addendum "A"
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                                  Addendum "B"
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                                  Addendum "C"

GeoGET -
------

Description - Hyper Text Transfer Protocol - Using a non-interactive (`batch mode') browser application- such as GeoGET. A windows server or workstation can be configured to periodically check for and retrieve data files from the GeoAlert Server. These files would become available whenever there was a change in the status of a school or sports score to report within your defined media coverage region.

Requirements -
                    . A Client workstation or server running windows 9x, NT, 2000;
                    .  A constant internet connection (Broadband or Corporate
                       LAN);
                    . Installation of the GeoAlert Client application. (Supplied by GeoAlert)


FTP -
---

Description - With FTP (file transfer protocol) the GeoAlert server would automatically deposit the data files onto your local server whenever there was a change in the status of a school or a score to report within your defined media coverage region.

Requirements -
                    .  Constant Internet connection (Broadband or Corporate
                       LAN);
                    .  Static visible IP Address for your FTP Server;
                       --------------
                    . FTP Server software running on the server or workstation you wish to have us connected to;
                    . An FTP account (Username/Password) set up on the server or workstation running the FTP Server Program.

DD -
--

Description - The DD (Direct Data) approach utilizes a direct dial up connection between the GeoAlert server and your server or client workstation. Once a connection is established the files are transferred using the Z-Modem file transfer protocol. The GeoAlert server would automatically deposit the data files onto your local server or client work station whenever there was a change in the status of a school or a score to report within your defined media coverage region. Note:
           This method of delivery is much less efficient and is subject to modem problems.

Requirements -
                    . A client workstation or server running windows 9x, NT, 2000;
                    . A dedicated analog telephone line to accept the dial up calls;
                    .  A modem configured for auto answer;
                    .  Installation of the ProComm Plus file transfer program.

EMAIL -
-----

Description - With the email option the GeoAlert server would automatically email the data files to the specified email address whenever there was a change in the status of a school or a score to report within your defined media coverage region.
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Requirements -
                    . A client workstation or server running windows 9x, NT, 2000;
                    .  A constant connection (Broadband or corporate LAN);
                    . A standard email client capable of automatically checking for email from your local mail server.

Addendum "C" continued:


WEB CAS (Closing Alert Service) -
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Description - The media participants who offer School Closing Alerts on their media website (CAS Alerts). The web viewer would see the media masthead and the GeoAlert reports, whenever there was a change in the status of a school or a score to report within your defined media coverage region. GeoAlert requires that the media participant create a link from their corporate web site into the GeoAlert CAS page. Media participants will have their own individual version of this reporting page. GeoAlert will provide the URL to be used to access this portion of the GeoAlert Web Site.

Requirements -
                    . The Media Participant must already have an existing Web Site;
                    . It will be the Media Participant's responsibility to have the supplied GeoAlert CAS page URL link added to their web site.
                    . The media Participant's masthead must be loaded as the top document in the browser, or alternatively opened in a new browser window.
                    . Media Participant can optionally provide GeoAlert with their corporate "Masthead" to be used on the CAS reporting page.
                    . It is the Media Participants responsibility to provide this masthead in the form of an HTML document and associated images.
                    .  The Masthead must not exceed a physical size of 760
                                    ---------------
                       pixels in width x 100 pixels in height.

WEB PAS (Personal Alert Service) -
-------

Description - For those media participants who have elected to offer Personal
           Alert Service to their customers, GeoAlert requires that the media participant create a link from their corporate web site into the GeoAlert PAS sign-up page. Media participants will have their own individual version of this sign up page. GeoAlert will provide the URL to be used to access the sign-up portion of the GeoAlert Web Site. The sign-up URL will be a secure URL and such cannot be loaded into a frame set.

Requirements -
                    . The Media Participant must already have an existing Web Site;
                    . It will be the Media Participant's responsibility to have the supplied PAS sign up URL link added to their web site.
                    . The PAS Signup URL must not be loaded into an HTML Frame Set. It must be loaded as the top document in the browser, or alternatively opened in a new browser window. (This is because the URL provided will be a secure URL on the GeoAlert server, and the client must be able to see the "Lock" icon in the browser status bar.)
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                    .  Media Participant can optionally provide GeoAlert with
                       their corporate "Masthead" to be used on the PAS Signup Page.
                    . It is the Media Participants responsibility to provide this masthead in the form of an HTML document and associated images.
                    .  The Masthead must not exceed a physical size of 760
                                    ---------------
                       pixels in width x 100 pixels in height. The Masthead
                                                               ------------
                       cannot contain a frame set.
                       --------------------------